EVERBANK FINANCIAL CORP 2ND QUARTER EARNINGS SUPPLEMENT July 2013

• Closed purchase of $13bn of unpaid principal balance (UPB) Fannie Mae residential servicing assets for approximately $64mm • Have begun marketing portfolio for HARP refinance with solid initial results STRONG EARNINGS AND ROE • GAAP EPS of $0.35, up 17% linked-quarter (LQ) and 289% year-over-year (YoY) • Adjusted EPS of $0.28, down 15% LQ and YoY • ROE of 12.7%, Adjusted ROE of 10.2% • Revenues of $288mm, up 4% LQ and 45% YoY 2 KEY HIGHLIGHTS – 2Q13 Note: A reconciliation of non-GAAP financial measures can be found in the appendix. 2ND QUARTER EARNINGS SUPPLEMENT STRONG BALANCE SHEET POSITION • Loans and leases HFI up $0.6bn, or 5%, LQ • Total deposits flat LQ and up $3bn, or 30%, YoY; transaction, savings and money market accounts up 5% LQ CONTINUED STRONG ASSET GENERATION VOLUME • Total asset generation of $3.8bn for the quarter, up 15% LQ • $1.1bn retained organic asset generation, up 111% LQ • $0.5bn commercial loans and leases originated, up 28% LQ SOLID CAPITAL RATIOS • Tier 1 common equity ratio: 11.4% • Estimated tier 1 common equity ratio under fully phased-in Basel III: 9.0 - 9.5% • Tier 1 leverage (bank): 8.3% • Total risk-based (bank): 13.7% STRONG CREDIT QUALITY • Adjusted non-performing assets were 0.92% of total assets, down 7bps LQ • Net charge-offs were 0.12% of average loans held for investment, down 11bps LQ OTHER DEVELOPMENTS

7,708 9,980 12,423 12,178 12,794 3,179 1,403 2,088 2,417 2,000 5.11% 4.97% 5.08% 5.02% 4.94% 2Q12 3Q12 4Q12 1Q13 2Q13 HFI HFS Average Loan HFI Yield 67% 70% 55% 53% 52% 17% 15% 30% 30% 30% 9% 7% 7% 7% 8% 7% 8% 8% 10% 10% 2Q12 3Q12 4Q12 1Q13 2Q13 Residential HFI Commercial Commercial Finance Warehouse Finance 3 LOANS END OF PERIOD LOANS ($MM) QUARTER HIGHLIGHTS 12,178 12,794 7,708 9,980 12,423 LOAN HFI COMPOSITION ($MM) • Loans HFI up $616mm, or 5%, LQ and $5bn, or 66%, YoY • Residential loans up 5% LQ and 29% YoY • Commercial loans up 4% LQ and 175% YoY • Lease financing receivables up 11% LQ and 49% YoY • Loan yield on average loans HFI of 4.94%, down 8bps, LQ • Continued growth in short duration commercial assets offset the impact of higher residential yields • The change in interest rates is expected to result in more prime jumbo ARMs originated to the portfolio 14,794 10,887 11,383 14,511 14,595 2ND QUARTER EARNINGS SUPPLEMENT

4 DEPOSITS AVERAGE DEPOSITS AND RATES ($MM) QUARTER HIGHLIGHTS 2Q13 DEPOSIT COMPOSITION • Average deposits flat LQ and up $3bn, or 30%, YoY • Noninterest-bearing deposits up 1% LQ and down 5% YoY due to seasonal impact of escrow deposits • Interest checking deposits up 7% LQ and 42% YoY • Global market deposits down 5% LQ and 14% YoY • MMDA & savings deposits up 7% LQ and 30% YoY • Time deposits down 12% LQ and up 72% YoY • Cost of deposits decreased 3bps LQ and decreased 1bp YoY to 0.76% • Lowered deposit pricing in June • Over 58% of CD book will mature in the next 12 months 9% 22% 8% 38% 23% Noninterest-bearing Interest Checking Global Market MMDA & Savings Time Deposits 9,214 9,946 11,326 12,446 12,481 1,463 1,591 1,643 1,377 1,393 0.77% 0.78% 0.76% 0.79% 0.76% 2Q12 3Q12 4Q12 1Q13 2Q13 Interest-bearing Noninterest-bearing Cost of deposits 13,874 10,676 11,537 12,968 13,824 2ND QUARTER EARNINGS SUPPLEMENT

5 NET INTEREST INCOME NET INTEREST INCOME ($MM) QUARTER HIGHLIGHTS • Net interest income down $3mm, or 2%, LQ and up $16mm, or 13%, YoY • Net interest income affected by lower securities balances and higher deposit balances driven by continued robust deposit inflows • Average interest earning assets flat LQ and up 31% YoY • Core NIM decreased 6bps LQ to 3.21% • Future net interest income should benefit from increased prime jumbo hybrid ARMs that are retained in portfolio 3.86% 3.66% 3.56% 3.42% 3.33% 2Q12 3Q12 4Q12 1Q13 2Q13 Net Interest Income Net Interest Margin $141 $125 $126 $147 $144 CORE NIM 2ND QUARTER EARNINGS SUPPLEMENT ($mm) 2Q12 1Q13 2Q13 Average interest-earning assets 13,025$ 17,050$ 17,027$ Net interest income 125 144 141 Reported NIM 3.86% 3.42% 3.33% Net interest income 125$ 144$ 141$ Less: Discount accretion from Tygris acquisition 11 6 5 Adjusted net interest income 114$ 137$ 136$ Core NIM 3.53% 3.27% 3.21%

NONINTEREST INCOME AND EXPENSE

NONINTEREST INCOME

($mm)	2Q12	1Q13	2Q13
Loan servicing fee income	$ 42	$ 42	$ 47
MSR amortization and valuation allowance	(64)	(23)	(3)
Loan production and gain on sale income	80	92	86
Deposit, lease and other income	16	22	17
Noninterest income	$ 74	$ 133	$ 147

NONINTEREST EXPENSE

($mm)	2Q12	1Q13	2Q13
Salaries, commissions and other employee benefits expense	$ 76	$ 110	$ 118
Equipment expense	17	20	21
Occupancy expense	6	7	8
General and administrative expense	77	74	67
Total noninterest expense	$ 176	$ 212	$ 214

QUARTER HIGHLIGHTS

- Noninterest income up $14mm, or 10%, LQ and $73mm, or 98%, YoY
  - MSR amortization of $36mm
    - Assuming stable interest rate environment expect future MSR amortization to decline
  - Loan servicing fee income up $5mm, or 12%, LQ
  - Recovery of MSR valuation allowance of $33mm
  - Gain on sale income down $7mm, or 8%, LQ, primarily due to lower interest rates and mortgage spread widening

QUARTER HIGHLIGHTS

- Noninterest expense increased $2mm, or 1%, LQ
  - Salaries, commissions and other employee benefits rose $8mm, or 7%, LQ, due to additions of lending officers in our retail channel build out and servicing FTEs associated with the acquisition of $13bn of FNMA MSR
  - Costs associated with foreclosure review of $18mm included in G&A
  - General and administrative expense decreased primarily due to lower marketing and FDIC fees
- Credit-related expenses up $2mm, or 23%, LQ

2ND QUARTER EARNINGS SUPPLEMENT 6 EverBank

7 BANKING AND WEALTH MANAGEMENT SEGMENT HIGHLIGHTS SEGMENT EARNINGS RETAINED ASSET VOLUME ($MM) 37% 30% 32% 17% 49% 9% 10% 18% 13% 15% 30% 30% 30% 32% 24% 24% 30% 20% 38% 12% 2Q12 3Q12 4Q12 1Q13 2Q13 Residential Commercial Commercial finance Warehouse finance $502 $1,058 $739 $950 $741 • Net interest income down $5mm, or 4%, LQ and up $12mm, or 11%, YoY • Provision for loan and lease losses down $6mm, or 126%, YoY • Retained asset volumes increased 111% LQ and 43% YoY 2ND QUARTER EARNINGS SUPPLEMENT ($mm) 2Q12 1Q13 2Q13 Net interest income 115$ 132$ 127$ Provision for loan and lease losses 5 0 (1) Net interest income after provision 110 132 128 Noninterest income 26 28 33 Noninterest expense: Credit-related expenses 14 6 8 All other noninterest expense 62 78 64 Pre-tax income 60$ 76$ 89$

8 MORTGAGE BANKING (1/2) SEGMENT HIGHLIGHTS SEGMENT EARNINGS KEY METRICS • Net interest income after provision up $3mm, or 30%, LQ and $3mm, or 30%, YoY • Noninterest income increased $9mm, or 9%, LQ as a result of increased servicing income • Continued high volume of originations due to market share gains, low rates, purchase mortgage expansion and HARP programs • Will benefit from HARP opportunity imbedded in the $13bn UPB Fannie Mae servicing portfolio acquired in the quarter 2ND QUARTER EARNINGS SUPPLEMENT ($mm) 2Q12 1Q13 2Q13 Net interest income after provision 11$ 11$ 14$ Noninterest income 49 105 114 Noninterest expens : Foreclosure and OREO expense 3 2 3 Other credit-related xpenses 4 2 1 All other noninter st xpense 61 100 114 Pre-tax income (loss) (8)$ 13$ 10$ 2 12 1 13 2 13 M rtgag lending volu $2.3bn $2.9bn $3.2bn Gain on sal margin 288bps 303bps 216bps Servicing UPB $53.3bn $50.8bn $61.7bn Average servicing f e 30bps 30bps 29bps Applications $3.8bn $3.1bn $2.9bn Rate locks $2.4bn $1.9bn $1.8bn HARP retention volume 26% 15% 17%

2Q13% 1Q13% 2Q12 % Retail 1.2$ 37% 0.8$ 29% 0.3$ 14% Consumer Direct 1.0 31% 1.0 35% 1.0 46% Third Party 1.0 32% 1.0 36% 0.9 40% Total 3.2$ 100% 2.9$ 100% 2.3$ 100% 9 MORTGAGE BANKING (2/2) 2ND QUARTER EARNINGS SUPPLEMENT 3% 4% 5% 6% CPR / AMORTIZATION / BMR ($MM) COMMENTARY • Conditional Prepayment Rate (CPR) is inversely correlated to Base Mortgage Rate (BMR) • In a steady or rising rate environment, CPRs decline due to lower refinance incentive • Based on the current WAC of our servicing portfolio, we expect a material decline in amortization expense ORIGINATION DATA UPB Originated ($bn) Purchase Activity (%) COMMENTARY • Retail originations continue to increase due to strong purchase transaction volume • Subsequent to quarter end, announced the exit of broker lending business • 2Q13 volumes from this segment were $0.5bn • Any lost volume will have minimal net income impact (1) Impacted wholesale volume is $0.5bn and $0.7bn, respectively C P R ( % ) BM R (% ) $19 $23 $26 $25 $23 $21 $23 $28 $29 $34 $36 $38 $35 $36 0% 5% 10% 15% 20% 25% 30% 1Q10 3Q10 1Q11 3Q11 1Q12 3Q12 1Q13 Amortization expense CPR BMR (1) (1) 2Q13 1Q13 2Q12 Retail 49% 32% 39% Consumer Direct 4% 4% 7% Third Party 41% 24% 23% Total 32% 19% 17%

1.46% 1.29% 1.08% 0.99% 0.92% 2Q12 3Q12 4Q12 1Q13 2Q13 0.34% 0.25% 0.16% 0.23% 0.12% 2Q12 3Q12 4Q12 1Q13 2Q13 10 ASSET QUALITY ADJUSTED NPA / TOTAL ASSET BUILD HIGHLIGHTS NCO / AVERAGE LOANS HFI ADJUSTED NPA / TOTAL ASSETS • Net charge-offs to average loans HFI decreased 11bps LQ to 0.12% • Adjusted NPAs to total assets declined 7bps LQ resulting from a $12mm, or 7%, decrease in non-performing assets • Allowance for loan and lease losses decreased $4mm, or 5%, LQ Adjusted NPA ratio excludes loans and leases with enhanced credit protection 8.98% 0.92% (0.40)% (7.66)% Regulatory NPAs / Assets Impact Ex. Gov't Insured Loans Impact Ex. ACI Loans Adjusted NPAs / Assets Note: A reconciliation of Non-GAAP financial measures can be found in the appendix (1) Acquired credit-impaired loans and leases accounted for under ASC 310-30 or by analogy (1) 2ND QUARTER EARNINGS SUPPLEMENT

APPENDIX

CREDIT – ORIGINATED MORTGAGE REPURCHASE RESERVE

RESERVE TRENDS

Sold UPB ($mm)	'04 - '05	'06 - '08	'09 - '13	Total
Agency	$2,357	$450	$27,051	$29,858
Agency Aggregator	8,977	11,528	3,934	24,439
Total Sold UPB	$11,334	$11,978	$30,984	$54,296
Request Rates				
Life Time	0.36%	2.31%	0.31%	0.79%
Last 12 Months	0.02%	0.46%	0.08%	0.16%
Repurchase Rates				
Life Time	42%	41%	28%	38%
Last 12 Months	0%	26%	23%	24%
Loss Severity				
Life Time	12%	48%	29%	38%
Last 12 Months	59%	46%	33%	41%

SUMMARY STATISTICS BY VINTAGE

Losses to date ($mm)	'04 - '05	'06 - '08	'09 - '13	Total
Total Sold UPB	$11,334	$11,978	$30,984	$54,296
Request Rate	0.35%	2.31%	0.31%	0.79%
Requests Received	183	1,328	420	1,931
Pending Requests	13	209	30	252
Resolved Requests	170	1,119	390	1,679
Repurchase Rate	42%	41%	28%	38%
Repurchase Requests	71	454	111	636
Average Loan size	221,770	208,597	227,949	222,111
Loss Severity	12%	48%	29%	38%
Losses Recognized	$1.8	$45.0	$7.3	$54.1
Losses Recognized (bps)	1.6	37.6	2.4	10.0

HIGHLIGHTS

- Coverage ratio of 1.3 years
- LTD realized losses of 10bps for the whole portfolio and expected total lifetime realized losses of 16bps
- 2006 – 2008 quality of production was strong
- 2006 – 2008 vintages were primarily sold to the large agency aggregators

RESERVE ROLLFORWARD

($mm)	2Q12	3Q12	4Q12	1Q13	2Q13
Pending Reserves - BoP	$ 35	$ 34	$ 31	$ 27	$ 25
Provisions - New Sales	0	-	-	1	1
Provisions - Changes in Existing Reserves	1	2	3	(0)	(1)
Charge Offs	(2)	(5)	(7)	(3)	(3)
Pending Reserves - EoP	$ 34	$ 31	$ 27	$ 25	$ 22
Quarters of Coverage at Trailing 4 Quarter Realized Loss Rate	13	10	6	6	5

2ND QUARTER EARNINGS SUPPLEMENT 12

EverBank

13 NON-GAAP RECONCILIATIONS QUARTERLY ADJUSTED NET INCOME 2ND QUARTER EARNINGS SUPPLEMENT Three Months Ended June 30, March 31, December 31, September 30, June 30, (dollars and shares in thousands) 2013 2013 2012 2012 2012 Net income 45,993$ 39,146$ 28,846$ 22,178$ 11,172$ Transaction expense, net of tax - - 903 1,268 2,363 on-recurring regulatory related expense, net of tax 12,042 11,425 9,564 1,326 3,780 Increase in Bank of Florida non-accretable discount, net of tax (538) 950 486 111 463 Adoption of TDR guidance and policy change, net of tax - - 3,709 - - MSR impairment (recovery), net of tax (20,194) (7,784) - 11,302 18,684 Adjusted net income 37,303$ 43,737$ 43,508$ 36,185$ 36,462$ Adjusted net earnings per common share, diluted 0.28$ 0.33$ 0.34$ 0.30$ 0.33$ Weighted average common shares outstanding, diluted 124,034 123,439 122,807 119,591 102,574

NON-GAAP RECONCILIATIONS

NON-PERFORMING ASSETS (NPAs)

(dollars in thousands)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Total non-accrual loans and leases	$ 132,078	$ 141,468	$ 156,629	$ 167,650	$ 168,962
Accruing loans 90 days or more past due	-	-	-	1,973	1,800
Total non-performing loans (NPL)	132,078	141,468	156,629	169,623	170,762
Other real estate owned (OREO)	36,528	39,576	40,492	43,612	49,248
Total non-performing assets (NPA)	168,606	181,044	197,121	213,235	220,010
Troubled debt restructurings (TDR) less than 90 days past due	82,236	88,888	90,094	82,030	93,184
Total NPA and TDR[(1)]	$ 250,842	$ 269,932	$ 287,215	$ 295,265	$ 313,194
Total NPA and TDR	$ 250,842	$ 269,932	$ 287,215	$ 295,265	$ 313,194
Government-insured 90 days or more past due still accruing	1,405,848	1,547,995	1,729,877	1,684,550	1,647,567
Loans accounted for under ASC 310-30:					
90 days or more past due	54,054	67,630	79,984	117,506	140,797
OREO	21,194	22,955	16,528	18,557	20,379
Total regulatory NPA and TDR	$ 1,731,938	$ 1,908,512	$ 2,113,604	$ 2,115,878	$ 2,121,937
Adjusted credit quality ratios excluding government-insured loans and loans accounted for under ASC 310-30:[(1)]					
NPA to total assets	0.92%	0.99%	1.08%	1.29%	1.46%
Credit quality ratios including government-insured loans and loans accounted for under ASC 310-30:					
NPA to total assets	8.98%	9.94%	11.09%	12.32%	13.49%

(1) *We define non-performing assets, or NPA, as non-accrual loans, accruing loans past due 90 days or more and foreclosed property. Our NPA calculation excludes government-insured pool buyout loans for which payment is insured by the government. We also exclude loans and foreclosed property acquired in the Bank of Florida acquisition accounted for under ASC 310-30 because as of June 30, 2013, we expected to fully collect the carrying value of such loans and foreclosed property.*

2ND QUARTER EARNINGS SUPPLEMENT 14 EverBank

15 NON-GAAP RECONCILIATIONS REGULATORY CAPITAL (BANK LEVEL) 2ND QUARTER EARNINGS SUPPLEMENT June 30, March 31, December 31, September 30, June 30, (dollars in thousands) 2013 2013 2012 2012 2012 Shareholders' equity 1,598,419$ 1,560,001$ 1,518,934$ 1,339,669$ 1,263,687$ Less: Goodwill and other intangibles (51,807) (52,089) (54,780) (16,586) (16,938) Disallowed servicing asset (36,182) (31,585) (32,378) (33,366) (36,650) Disallowed deferred tax asset (65,406) (66,351) (67,296) (69,412) (70,357) Add: ccumulated losses on securities and cash flow hedges 78,181 77,073 83,477 103,238 110,101 Tier 1 capital 1,523,205 1,487,049 1,447,957 1,323,543 1,249,843 Add: Allowance for loan and lease losses 73,469 77,067 82,102 76,469 77,393 Total regulatory capital 1,596,674$ 1,564,116$ 1,530,059$ 1,400,012$ 1,327,236$ Adjusted total assets 18,287,359$ 18,234,886$ 18,141,856$ 16,488,067$ 15,022,729$ Risk-weighted assets 11,656,698 11,406,725 11,339,415 8,701,164 8,424,290

16 DISCLAIMER THIS PRESENTATION HAS BEEN PREPARED BY EVERBANK FINANCIAL CORP ("EVERBANK" OR THE “COMPANY”) SOLELY FOR INFORMATIONAL PURPOSES BASED ON ITS OWN INFORMATION, AS WELL AS INFORMATION FROM PUBLIC SOURCES. THIS PRESENTATION HAS BEEN PREPARED TO ASSIST INTERESTED PARTIES IN MAKING THEIR OWN EVALUATION OF EVERBANK AND DOES NOT PURPORT TO CONTAIN ALL OF THE INFORMATION THAT MAY BE RELEVANT. IN ALL CASES, INTERESTED PARTIES SHOULD CONDUCT THEIR OWN INVESTIGATION AND ANALYSIS OF EVERBANK AND THE DATA SET FORTH IN THIS PRESENTATION AND OTHER INFORMATION PROVIDED BY OR ON BEHALF OF EVERBANK. EXCEPT AS OTHERWISE INDICATED, THIS PRESENTATION SPEAKS AS OF THE DATE HEREOF. THE DELIVERY OF THIS PRESENTATION SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE WILL BE NO CHANGE IN THE AFFAIRS OF THE COMPANY AFTER THE DATE HEREOF. CERTAIN OF THE INFORMATION CONTAINED HEREIN MAY BE DERIVED FROM INFORMATION PROVIDED BY INDUSTRY SOURCES. EVERBANK BELIEVES THAT SUCH INFORMATION IS ACCURATE AND THAT THE SOURCES FROM WHICH IT HAS BEEN OBTAINED ARE RELIABLE. EVERBANK CANNOT GUARANTEE THE ACCURACY OF SUCH INFORMATION, HOWEVER, AND HAS NOT INDEPENDENTLY VERIFIED SUCH INFORMATION. THIS PRESENTATION MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AND SUCH STATEMENTS ARE INTENDED TO BE COVERED BY THE SAFE HARBOR PROVIDED BY THE SAME. WORDS SUCH AS “OUTLOOK,” “BELIEVES,” “EXPECTS,” “POTENTIAL,” “CONTINUES,” “MAY,” “WILL,” “COULD,” “SHOULD,” “SEEKS,” “APPROXIMATELY,” “PREDICTS,” “INTENDS,” “PLANS,” “ESTIMATES,” “ANTICIPATES” OR THE NEGATIVE VERSION OF THOSE WORDS OR OTHER COMPARABLE WORDS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS BUT ARE NOT THE EXCLUSIVE MEANS OF IDENTIFYING SUCH STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE NOT HISTORICAL FACTS, AND ARE BASED ON CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS ABOUT THE COMPANY’S INDUSTRY, MANAGEMENT’S BELIEFS AND CERTAIN ASSUMPTIONS MADE BY MANAGEMENT, MANY OF WHICH, BY THEIR NATURE, ARE INHERENTLY UNCERTAIN AND BEYOND THE COMPANY’S CONTROL. ACCORDINGLY, YOU ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE AS OF THE DATE MADE, ACTUAL RESULTS MAY PROVE TO BE MATERIALLY DIFFERENT FROM THE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. UNLESS OTHERWISE REQUIRED BY LAW, EVERBANK ALSO DISCLAIMS ANY OBLIGATION TO UPDATE ITS VIEW OF ANY SUCH RISKS OR UNCERTAINTIES OR TO ANNOUNCE PUBLICLY THE RESULT OF ANY REVISIONS TO THE FORWARD-LOOKING STATEMENTS MADE IN THIS PRESENTATION. INTERESTED PARTIES SHOULD NOT PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENT AND SHOULD CONSIDER THE UNCERTAINTIES AND RISKS DISCUSSED UNDER THE HEADINGS “RISK FACTORS” AND “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” IN EVERBANK’S ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT QUARTERLY REPORTS ON FORM 10-Q AND IN OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. 2ND QUARTER EARNINGS SUPPLEMENT